[Letterhead of Weinberg & Company, P.A.]




Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:  Excellency Realty Investment Trust, Inc.
        Commission File No. 000-50675
        -----------------------------


Commissioners:

We have read the statements made by Excellency Realty Investment Trust, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Excellency Realty Investment Trust, Inc. dated June 6, 2008. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 11, 2008